EXHIBIT 10.8
------------


                                 AMENDMENT NO. 5
                              TO NOTE AGREEMENT FOR
                           7.54% SENIOR NOTES DUE 2011

                             SUBURBAN PROPANE, L.P.



                                                               November 20, 2002

To each of the Holders of the 7.54% Senior Notes due 2011 of Suburban Propane, L.P.

Ladies and Gentlemen:

                  Suburban Propane, L.P. (the "COMPANY") has heretofore issued its 7.54% Senior Notes due June 30, 2011 (the "NOTES") in the aggregate principal amount of $425,000,000 under and pursuant to the Note Agreement, dated as of February 28, 1996, among the Company and the original purchasers of the Notes, as amended by Amendment No. 1 dated May 5, 1998, Amendment No. 2 dated March 29, 1999, Amendment No. 3 dated December 6, 2000, and Amendment No. 4 dated March 21, 2002 (such agreement, as so amended, the "NOTE AGREEMENT"). Terms used herein which are defined in the Note Agreement are used herein as so defined.

                  In connection with the foregoing the Company is requesting certain amendments to the Note Agreement and, subject to the terms and provisions hereof, each undersigned holder of Notes is agreeable thereto. Accordingly, the Company agrees with you as follows:

                  1. AMENDMENTS.
                     -----------

                                    (a) PARAGRAPH 5A(vii).  Paragraph 5A(vii) of
                  the Note Agreement is deleted in its entirety and the following substituted therefor:

                                    (vii) as soon as possible after,  and in any
                  event within 10 Business Days after any Responsible Officer of the Company or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred or is expected to occur that, alone or together with any other ERISA Events that have occurred, in the opinion of the principal financial officer of the Company could reasonably be expected to result in any liability of the Company, a statement setting forth a detailed description of such ERISA Event and the action, if any, that the Company or any ERISA Affiliate has taken, is taking or proposes to take or cause to be taken with respect thereto (together with a copy of any notice, report or other written communication filed with or given to or received from the PBGC, the Internal Revenue Service or the Department of Labor with respect to such event or condition);

                                    (b) PARAGRAPH  5O(i)(b).  Paragraph 5O(i)(b)
                  of the Note Agreement is amended to delete the reference to "paragraphs 6A(ii)" and to insert "paragraphs 6A(i), 6A(ii)" in replacement therefor.

                                    (c) PARAGRAPH  5R.  Paragraph 5R of the Note
                  Agreement is amended to delete the reference to "paragraphs 6B and 6A(ii)" and to insert "paragraphs 6A(i), 6A(ii) and 6B" in replacement therefor.

                                    (d) PARAGRAPH  6A.  Paragraph 6A of the Note
                  Agreement is deleted in its entirety and the following substituted therefor:

                           6A. FINANCIAL RATIOS. The Company will not permit:

                                    (i) Ratio OF CONSOLIDATED TOTAL INDEBTEDNESS
                           TO EBITDA. The ratio of Consolidated Total Indebtedness (excluding any amounts under clause (k) of the definition of Indebtedness) at the end of any fiscal quarter to exceed 5.00 times Consolidated EBITDA for any period of four fiscal quarters.

                                    (ii)    Ratio    OF    CONSOLIDATED    TOTAL
                           INDEBTEDNESS TO EBITDA. The ratio of Consolidated Total Indebtedness at the end of any fiscal quarter to exceed 5.25 times Consolidated EBITDA for any period of four fiscal quarters.

                                    (iii) Ratio OF EBITDA TO  INTEREST  EXPENSE.
                           The ratio of Consolidated EBITDA for any period of four fiscal quarters to Consolidated Interest Expense for such period (minus interest income included in Consolidated Net Income for such period) to be less than 2.50 to 1.0.

                                    Notwithstanding  any  of the  provisions  of
                           this Agreement, the Company will not, and will not permit any Restricted Subsidiary to, enter into any transaction pursuant to paragraph 5O, paragraph 6B, clauses (vii) or (viii) of paragraph 6C, paragraph 6F, clauses (i)(b), (i)(c), (ii)(b) or (iii) of paragraph 6G or paragraph 6I, if the consummation of any such transaction would result in a violation of clause (i), (ii) or (iii) of this paragraph 6A, calculated for such purpose as of the date on which such transaction were to be consummated, both immediately before and after giving effect to the consummation of such transaction. All such calculations shall be made on a PRO FORMA basis in accordance with GAAP after giving effect to any such transaction, with the ratio recomputed as at the last day of the most recently ended fiscal quarter of the Company as if such transaction had occurred on the first day of the relevant four quarter period.

                                    (e) PARAGRAPH  6G(i)(b).  Paragraph 6G(i)(b)
                  of the Note Agreement is amended to delete the reference to "paragraph 6B and paragraph 6A(ii)" and to insert "paragraphs 6A(i), 6A(ii) and 6B" in replacement therefor.

                                    (f) PARAGRAPH  6G(i)(c).  Paragraph 6G(i)(c)
                  of the Note Agreement is amended to delete the reference to "paragraph 6B and paragraph 6A(ii)" and to insert "paragraphs 6A(i), 6A(ii) and 6B" in replacement therefor.

                                    (g)    DEFINITIONS--AVAILABLE    CASH.   The
                  definition of "Available Cash" contained in paragraph 10B is amended to delete the reference to "paragraphs 6B and 6A(ii)" and to insert "paragraphs 6A(i), 6A(ii) and 6B" in replacement therefor.

                                    (h) DEFINITIONS--INDEBTEDNESS. Clause (k) of
                  the definition of "Indebtedness" contained in paragraph 10B is deleted in its entirety and the following substituted therefor:

                           (k)(1) with respect to each Plan maintained by such Person or any ERISA Affiliate of such Person, the amount by which such Plan's projected benefit obligations exceed the fair market value of its assets, as determined under Statement of Financial Accounting Standards No. 87, and (2) all asserted withdrawal liabilities of such Person or any ERISA Affiliate of such person to a Multiemployer Plan;

                  2. EFFECTIVENESS. The amendments to the Note Agreement set forth above shall become effective upon (i) receipt by Willkie Farr & Gallagher, on behalf of the holders of the Notes, of counterparts of this letter executed by the Company and the Required Holders, (ii) payment by the Company of a fee to each holder of outstanding Notes in an amount equal to 0.125% of the outstanding principal amount of Notes held by such holder and (iii) receipt by Willkie Farr & Gallagher, on behalf of the holders of the Notes, of a consent in the form of Exhibit A hereto executed by each Subsidiary Guarantor. The Company represents and warrants to the holders of the Notes that no Default or Event of Default exists (nor will any such Default or Event of Default exist after giving effect to the effectiveness of this Agreement) and that in connection with this solicitation of the consents of the holders of the Notes it is in compliance with the provisions of paragraph 11C of the Note Agreement. The Company shall give notice of the effectiveness hereof to all of the holders of the Notes as provided in the Note Agreement.

                  3. NOTE AGREEMENT. The Note Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Except as expressly modified and amended hereby, all of the terms, provisions and conditions of the Note Agreement shall remain unchanged and in full force and effect. On and after the effective date of the amendments to the Note Agreement set forth above, each reference in the Note Agreement and the Notes shall mean and be a reference to the Note Agreement as amended hereby.

                  4. COUNTERPARTS. This letter agreement may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same agreement.

        [Balance of this page is blank. Next page is the signature page]

                  If you are in agreement with the foregoing, please sign the form of acceptance on an enclosed counterpart of this letter and return the same to us (subject to effectiveness as aforesaid).



                             SUBURBAN PROPANE, L.P.



                              By: ROBERT M. PLANTE
                                  ----------------
                                  Robert M. Plante
                                  Vice President - Finance





The foregoing letter is hereby accepted:


--------------------------------------------
(Name of Institution)



By:
     ---------------------------------------
     Title:



Certificate #
             -------------------------------

                                    EXHIBIT A



                                     CONSENT

                  Reference is hereby made to the Note Agreement, dated as of February 28, 1996, among the Company and the original purchasers of the Notes, as amended by Amendment No. 1 dated May 5, 1998, Amendment No. 2 dated March 29, 1999, Amendment No. 3 dated December 6, 2000, and Amendment No. 4 dated March 21, 2002 (such agreement, as so amended, the "NOTE AGREEMENT"). Terms used herein which are defined in the Note Agreement are used herein as so defined.

                  Each of the undersigned, a direct or indirect subsidiary of Suburban Propane, L.P. (the "COMPANY") and a Guarantor under a Guarantee Agreement (a "GUARANTY") in favor of the holders of the Notes, hereby consents to Amendment No. 5 to the Note Agreement to which this Consent is attached as an exhibit (the "AMENDMENT") and hereby confirms and agrees that the Guaranty executed by such entity is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of, the Amendment, all references in the Guaranty to the Note Agreement, "thereunder", "thereof", or words of like import referring to the Note Agreement shall mean the Note Agreement as amended by the Amendment.

Suburban @ Home, Inc.                      Suburban Propane Gas Corporation


By: ROBERT M. PLANTE                       By: ROBERT M. PLANTE
    ------------------------------             ------------------------------
Name:   Robert M. Plante                   Name:   Robert M. Plante
Title:  Vice President, Finance &          Title:  Vice President, Finance &
        Treasurer                                  Treasurer



Gas Connection, Inc.                        Pargas, Inc.


By: ROBERT M. PLANTE                        By: ROBERT M. PLANTE
    ------------------------------              ------------------------------
Name:   Robert M. Plante                    Name:   Robert M. Plante
Title:  Vice President, Finance &           Title:  Vice President, Finance &
        Treasurer                                   Treasurer


Suburban Franchising, Inc.                           Vangas, Inc.


By: ROBERT M. PLANTE                        By: ROBERT M. PLANTE
    ------------------------------              ------------------------------
Name:   Robert M. Plante                    Name:   Robert M. Plante
Title:  Vice President, Finance &           Title:  Vice President, Finance &
        Treasurer                                   Treasurer


Suburban Holdings, Inc.                              Plateau, Inc.


By: ROBERT M. PLANTE                        By: ROBERT M. PLANTE
    ------------------------------              ------------------------------
Name:   Robert M. Plante                    Name:   Robert M. Plante
Title:  Vice President, Finance &           Title:  Vice President, Finance &
        Treasurer                                   Treasurer